                                 Exhibit 10.3




                         ASSET CONTRIBUTION AGREEMENT


                                 BY AND AMONG


                      CITY TRUCK AND TRAILER PARTS, INC.

                                      AND

                            STONE HEAVY DUTY, INC.,

                        ASHLAND AUTOMOTIVE PARTS, INC.

                              FRED A. STONE, JR.,
                              JAMES T. STONE AND
                                THOMAS D. STONE


                             DATED JUNE 19, 1998.

                               TABLE OF CONTENTS

                                                                            PAGE
ARTICLE I.  CONTRIBUTION OF ASSETS..........................................   1

 1.1. Contribution to City..................................................   1
 1.2. Transfer of Assets....................................................   2
 1.3. Tax-Free Contribution.................................................   2
 1.4. Liabilities...........................................................   2
 1.5. One-Time Make-Whole Payment...........................................   2

ARTICLE II.  CLOSING........................................................   3

 2.1. Closing...............................................................   3

 2.2. Conveyances at Closing................................................   3

ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF STONE AND ASHLAND...........   4

 3.1. Corporate Organization and Standing...................................   4
 3.2. Authorization.........................................................   4
 3.3. No Conflict or Violation..............................................   4
 3.4. Facilities............................................................   5
 3.5. Assets................................................................   6
 3.6. Financial Statements..................................................   6
 3.7. Books and Records.....................................................   7
 3.8. Litigation............................................................   7
 3.9. Licenses and Permits; Compliance with Laws............................   7
 3.10. Tax Matters..........................................................   8
 3.11. Brokers, Finders.....................................................  10
 3.12. Absence of Certain Changes or Events.................................  10
 3.13. Material Contracts...................................................  12
 3.14. Proprietary Rights...................................................  13
 3.15. Labor Matters........................................................  14
 3.16. Consents.............................................................  14
 3.17. Employee Benefit Plans; Employment Agreements........................  14
 3.18. Compliance With Environmental Laws...................................  17
 3.19. Certain Business Relationships with the Existing Shareholders........  19
 3.20. Undisclosed Liabilities..............................................  19
 3.21. Insurance............................................................  19
 3.22. Accounts Receivable..................................................  20
 3.23. Inventory............................................................  20
 3.24. Payments.............................................................  20
 3.25. Customers, Distributors and Suppliers................................  21
 3.26. Banking Relationships................................................  21
 3.27. Investment...........................................................  21
 3.28. MATERIAL MISSTATEMENTS OR OMISSIONS..................................  22

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF CITY.........................  22

 4.1. Corporate Organization and Standing...................................  22
 4.2. Authorization.........................................................  22
 4.3. No Conflict or Violation..............................................  22
 4.4. Litigation............................................................  22
 4.5. Brokers, Finders......................................................  23
 4.6. Approvals, Etc........................................................  23
 4.7. Material Misstatements or Omissions...................................  23
 4.8. Stock.................................................................  23
 4.9. Capitalization........................................................  23

ARTICLE V.  CONDUCT OF BUSINESS PENDING CLOSING AND POST-CLOSING
            COVENANTS.......................................................  23

 5.1. Further Assurances....................................................  23
 5.2. No Solicitation and Confidentiality...................................  24
 5.3. Disclosures...........................................................  24
 5.4. Notification of Certain Matters.......................................  25
 5.5. Investigation by City and Its Representatives.........................  25
 5.6. Conduct of Business...................................................  26
 5.7. Non-Compliance With and Termination of This Agreement.................  28
 5.8. Covenant Regarding Environmental Remediation and Compliance...........  28

ARTICLE VI.  CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS
             BY CITY........................................................  29

 6.1. No Injunctive Proceedings.............................................  29
 6.2. Representations and Warranties; Disclosure Schedule...................  29
 6.3. Performance of Agreements.............................................  29
 6.4. Compliance Certificate................................................  29
 6.5. Material Changes......................................................  29
 6.6. Opinion of Counsel....................................................  29
 6.7. Consents, Etc.........................................................  30
 6.8. Ancillary Agreements..................................................  30
 6.9. Escrow Agreement......................................................  30
 6.10. Loans and Advances...................................................  30
 6.11. Name Change..........................................................  30
 6.12. Nonforeign Affidavit.................................................  30
 6.13. Management Continuity Agreements.....................................  30

ARTICLE VII.  CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS................  31
              BY STONE AND ASHLAND..........................................  31

 7.1. No Injunctive Proceedings.............................................  31
 7.2. Representations and Warranties........................................  31
 7.3. Performance of Agreements; Instruments of Transfer....................  31
 7.4. Compliance Certificates...............................................  31

 7.5. Ancillary Agreements..................................................  31
 7.6. Opinion of Counsel....................................................  31
 7.7. Amended and Restated Articles of Incorporation........................  31

ARTICLE VIII.  ACTIONS BY CITY, STONE AND ASHLAND AFTER THE CLOSING.........  32

 8.1. Collection of Accounts Receivable and Letters of Credit...............  32
 8.2. Consents to Assignment................................................  32
 8.3. Indemnification by Stone, Ashland and the Existing Shareholders.......  32
 8.4. Indemnification by City...............................................  33
 8.5. Survival of Representations, Warranties and Covenants.................  33
 8.6. Threshold; Deductible.................................................  33
 8.7. Notice and Opportunity to Defend......................................  34
 8.8. Indemnification Payments through Surrender of City Stock..............  34
 8.9. Stone Incentive Plans.................................................  34
 8.10. Employment Matters and Severance Benefits............................  35
 8.11. Shareholder Representative...........................................  35

ARTICLE IX.  MISCELLANEOUS..................................................  36

 9.1. Expenses..............................................................  36
 9.2. Notices...............................................................  36
 9.3. Counterparts..........................................................  37
 9.4. Entire Agreement......................................................  37
 9.5. Headings..............................................................  37
 9.6. Assignment; Amendment of Agreement....................................  37
 9.7. Governing Law.........................................................  37
 9.8. Further Assurances....................................................  38
 9.9. No Third-Party Rights.................................................  38
 9.10. Non-Waiver...........................................................  38
 9.11. Severability.........................................................  38
 9.12. Incorporation of Exhibits and Schedules..............................  38
 9.13. Knowledge............................................................  39
 9.14. Arbitration..........................................................  39

                         ASSET CONTRIBUTION AGREEMENT

          THIS ASSET CONTRIBUTION AGREEMENT ("Agreement") is entered into as of June 19, 1998, by and among CITY TRUCK AND TRAILER PARTS, INC., an Alabama corporation ("City"), STONE HEAVY DUTY, INC., a North Carolina corporation ("Stone"), the following stockholders of Stone: FRED A. STONE, JR., JAMES T. STONE AND THOMAS D. STONE (COLLECTIVELY, THE "EXISTING SHAREHOLDERS"), AND ASHLAND AUTOMOTIVE PARTS, INC., A SOUTH CAROLINA CORPORATION ("ASHLAND" AND TOGETHER WITH STONE AND THE EXISTING SHAREHOLDERS, THE "SELLING PARTIES"). CITY, STONE, THE EXISTING SHAREHOLDERS AND ASHLAND ARE SOMETIMES REFERRED TO HEREIN INDIVIDUALLY AS A "PARTY" AND COLLECTIVELY AS THE "PARTIES."

                                   RECITALS

          A. WHEREAS, Stone and Ashland own certain assets listed on Annex A (the "Assets") which are used in connection with or useful to their business of distributing aftermarket parts and services to the domestic heavy duty vehicle market (the "Business");

          B. WHEREAS, upon the terms but subject to the conditions of this Agreement, City desires to acquire such Assets from Stone and Ashland, and Stone and Ashland desire to contribute such Assets to City.

                                   AGREEMENT

          NOW THEREFORE, in consideration of the respective covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties agree as follows:

                                  ARTICLE I.

                            CONTRIBUTION OF ASSETS

     1.1.  Contribution to City.
           --------------------

           (a) Upon the terms and subject to the conditions set forth herein, Stone agrees to contribute to City the Assets owned by Stone in exchange for the issuance and/or delivery to Stone of the "Stone Price" as follows: (i) Twenty Three Million Seventy Seven Thousand Dollars ($23,077,000) in cash payable by wire transfer of immediately available funds to Stone, as decreased by the aggregate amount of the distributions made to the Existing Shareholders on or about June 15, 1998 to enable them to pay income taxes relating to income arising out of the Business, (ii) One Hundred Fifty Thousand Dollars ($150,000) to be retained by City pursuant to Section 5.8 hereof; (iii) 6,867 shares of Common Stock of City, par value $.01 per share (the "Common Stock"), and (iv) 29,931.328 shares of Series B Preferred Stock of City, par value $.01 per share (the "Series B Preferred Stock"), in each case equaling 60% of the number of such shares retained by Larry Clayton and his affiliates after the purchase by BABF City Corp. from them on May 29, 1998.

           (b) Upon the terms and subject to the conditions set forth herein, Ashland agrees to contribute to City the Assets owned by Ashland in exchange for the issuance and/or delivery to Ashland of the "Ashland Price" as follows: (i)
Four Hundred Thirty Nine Thousand Dollars ($439,000) in cash payable by wire transfer of immediately available funds to Ashland.

           (c) Schedule 1.1 to be mutually agreed upon and which is reasonably satisfactory to City, Stone and Ashland sets forth the amount of the Stone Price and the Ashland Price allocable to the various Assets.

     1.2.  Transfer of Assets. Upon the terms and subject to the conditions set
           ------------------
forth herein, at the Closing, Stone and Ashland will contribute to City, and City will acquire from Stone and Ashland, the Assets, free and clear of all encumbrances other than Permitted Encumbrances (as defined herein).

     1.3.  Tax-Free Contribution. The transactions hereunder are intended to be
           ---------------------
free from United States federal income taxes pursuant to Section 351 of the Code, except with respect any payments thereon made to Stone and Ashland in partial consideration of the contribution of the Assets to City.

     1.4.  Liabilities. Upon the terms and subject to the conditions set forth
           -----------
herein, at the Closing, City shall assume all liabilities and contractual obligations of Stone and Ashland, other than certain excluded liabilities listed on Schedule 1.4 and those listed below (collectively, the "Excluded Liabilities") (such liabilities other than the "Excluded Liabilities," the "Assumed Liabilities"), including, without limitation:

           (a)  Any liability of Stone or Ashland in respect of any Income Tax;
and

           (b) Any liability which was required to be disclosed on a Schedule to this Agreement and was not so disclosed;

           The liabilities assumed pursuant to this Section 1.4 are called "Assumed Liabilities."

     1.5.  One-Time Make-Whole Payment. In connection with the transaction
           ---------------------------
contemplated under this Agreement, the cash portion of the Stone Price shall be increased by a one-time make-whole payment equal to the difference to the Existing Shareholders between income taxes at ordinary income tax rates and income taxes at capital gains tax rates (each for federal and state income tax purposes) attributable to the transaction being structured as an asset purchase or partially taxable (S)351 transaction versus a stock purchase including, without limitation, depreciation recapture, LIFO recapture and Stone distribution of subchapter "C" corporation earnings after the Closing to the Existing Shareholders. The preliminary calculation of the make-whole payment shall be increased to compensate for federal and state income taxes payable on the make-whole payment (but not for taxes on such increase), and then such increased amount will be reduced by a percentage equal to the percentage of the total consideration to be paid pursuant to Section 1.1(a) which consists of stock. The result of these calculations shall be the amount of the actual make-whole payment and shall be payable upon determination but no later than September 30, 1998.

                                  ARTICLE II.

                                    CLOSING

     2.1.  Closing. The Closing of the transactions contemplated herein (the
           -------
"Closing") shall be held at 9:00 a.m. local time on June 19, 1998 (the "Closing Date"), unless the Parties otherwise agree.

     2.2.  Conveyances at Closing.
           ----------------------

           (a)  Instruments and Possession.   To effect the sale and transfer of
                --------------------------
Assets referred to in Section 1.3 hereof, Stone and Ashland will, at the Closing, execute and deliver to City:

                (i) one or more Bills of Sale, in the form attached hereto as Exhibit A, conveying in the aggregate all of the personal property owned by Stone and Ashland included in the Assets;

                (ii) subject to Section 8.3, Assignments of Lease in the form attached hereto as Exhibit B with respect to the Leases;

                (iii) subject to Section 8.3, Assignments of Contract Rights in the form attached hereto as Exhibit C with respect to all contracts which City shall assume unless listed on Schedule 1.4;

                (iv) subject to Section 8.3, Assignments of Patents and Trademarks and other Proprietary Rights (including an assignment of all rights, title and interest of Stone and Ashland to the names "Stone Heavy Duty and "Ashland Auto Parts," respectively and all variations thereof) each in the form attached hereto as Exhibit D, in recordable form to the extent necessary to assign such rights; and

                (v) such other instruments as shall be requested by City to vest in City title in and to the Assets in accordance with the provisions hereof.

           (b)  Assumption Document.  Upon the terms and subject to the
                -------------------
conditions set forth herein, at the Closing, City shall deliver to Stone and Ashland an instrument of assumption substantially in the form attached hereto as Exhibit E, evidencing City's assumption of all liabilities of Stone and Ashland, pursuant to Section 1.4 hereof, excluding the Excluded Liabilities (the "Assumption Document").

           (c)  Form of Instruments.  To the extent that a form of any document
                -------------------
to be delivered hereunder is not attached as an Exhibit hereto, such documents shall be in form and substance, and shall be executed and delivered in a manner reasonably satisfactory to City and Stone.

           (d)  Certificates; Opinions.  City, Stone and Ashland shall deliver
                ----------------------
the certificates, opinions of counsel and other matters described in Articles VI and VII.

           (e)  Consents.  Stone and Ashland shall deliver all Permits (as
                --------
defined herein) and any other third party consents required for the valid transfer of the Assets as contemplated by this Agreement.

                                 ARTICLE III.

              REPRESENTATIONS AND WARRANTIES OF STONE AND ASHLAND

           Stone and Ashland hereby represent and warrant to City as follows, except as otherwise set forth in a disclosure schedule ("Schedule") attached hereto, incorporated by reference herein and made a part hereof, the number of each Schedule corresponding to the Section number to which it refers:

     3.1.  Corporate Organization and Standing.  Stone and Ashland are each a
           -----------------------------------
corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and each has all requisite corporate power and authority to own or lease its properties and to carry on its business as presently conducted. Stone has delivered to City or its representatives complete and correct copies of its Articles of Incorporation and Bylaws (or other charter documents) and all amendments thereto. Stone and Ashland are each duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business as now being conducted by it or the property owned or leased by it makes such qualification necessary. Schedule
3.1 hereto contains a true, correct and complete list of all jurisdictions in which Stone or Ashland is qualified to do business as a foreign corporation.

     3.2.  Authorization.  This Agreement, the Ancillary Agreements, and the
           -------------
transactions contemplated hereby and thereby have been duly authorized, executed and delivered by each of Stone, Ashland and the Existing Shareholders, and are the legal, valid and binding obligations of each of Stone, Ashland and the Existing Shareholders, enforceable against it, him or her in accordance with their terms, except as enforcement may be limited by equitable principles limiting the right to obtain specific performance or other equitable remedies, or by applicable bankruptcy or insolvency laws and related decisions affecting creditors' rights generally.

     3.3.  No Conflict or Violation. Except as set forth on Schedule 3.3,
           ------------------------
neither the execution and delivery of this Agreement, the Ancillary Agreements nor the consummation of the transactions contemplated hereby or thereby will (i) violate, conflict with or result in or constitute a default under or result in the termination or the acceleration of, or the creation in any party of any right (whether or not with notice or lapse of time or both) to declare a default, accelerate, terminate or cancel any indenture, contract, lease, sublease, loan agreement, note or other obligation or liability ("Contractual Obligation") to which Stone or Ashland is a party or by which any of them is bound or to which any of their assets is subject or result in the creation of any lien or encumbrance upon any of said assets, (ii) violate, conflict with or result in a breach of or constitute a default under any provision of the Articles of Incorporation or Bylaws of Stone or Ashland, (iii) violate, conflict with or result in a breach of or constitute a default under any judgment, order, decree, rule or regulation of any court or governmental agency to which Stone or Ashland is subject, or would, in the case of clause (i), constitute a default with respect to a Material Contract (as defined below) or (iv) violate, conflict with or result in a breach of any applicable federal or state rule or regulation, which violation, conflict or breach would have a Material Adverse Effect (as defined herein).

     3.4.  Facilities.  Schedule 3.4 contains a complete and accurate list of
           ----------
all real property used in connection with the Business ("Real Property"), all of which are leased ("Leased Real Property"). Neither Stone nor Ashland owns any Real Property except for leasehold improvements.

           (a)  Actions. There are no pending or, to the best knowledge of Stone
                -------
or Ashland, threatened, condemnation proceedings or other actions, claims, suits, litigation, proceedings, notices of violation, inquiry or investigations (collectively, "Actions") relating to any facility located on Real Property used by Stone or Ashland in connection with the Business ("Facility"), except as set forth on Schedule 3.4.

           (b)  Leases or Other Agreements.  There are no leases, subleases,
                --------------------------
licenses, occupancy agreements, options, rights, concessions or other agreements or arrangements, written or oral, granting to any person (other than Stone or Ashland) the right to purchase, use or occupy any Facility or any Real Property or any portion thereof, or interest in any such Facility or Real Property.

           (c)  Facility Leases and Leased Real Property.  With respect to each
                ----------------------------------------
Facility lease, Stone has an unencumbered interest in its applicable leasehold estate and enjoys peaceful and undisturbed possession of its applicable Leased Real Property.

           (d)  Certificate of Occupancy.  To the best knowledge of Stone or
                ------------------------
Ashland, all Facilities have received all required approvals of governmental authorities (including, without limitation, permits and a certificate of occupancy or similar certificate permitting lawful occupancy of the Facilities) required in connection with the operation thereof and are and have been operated and maintained in accordance with applicable regulations.

           (e)  Utilities.  All Facilities are supplied with all utilities
                ---------
necessary to the operation of such Facilities (including, without limitation, water, sewage, disposal, electricity, gas and telephone) as currently operated, and, to the best knowledge of Stone or Ashland, there is no condition which would reasonably be expected to result in the termination of the present access from any Facility to such utility services.

           (f)  Improvements, Fixtures and Equipment.  The improvements
                ------------------------------------
constructed on the Facilities, including, without limitation, all leasehold improvements, and all fixtures and equipment and other tangible assets owned, leased or used by Stone or Ashland at the Facilities are (i) insured to the extent reflected in Schedule 3.21, (ii) sufficient for the operation of Stone or Ashland as presently conducted and (iii) in conformity with all applicable regulations.

           (g)  No Special Assessment.  Neither Stone nor Ashland has received
                ---------------------
notice of any special assessment relating to any Facility or any portion thereof, and, to the best knowledge of Stone or Ashland, there is no pending or threatened special assessment.

     3.5.  Assets.  Excluding the Leased Real Property, Stone and Ashland have
           ------
and will transfer to City good and marketable title to the Assets, free and clear of any encumbrances, except for minor liens which in the aggregate are not substantial in amount, do not materially detract from the value or transferability of the Assets subject thereto taken as a whole or interfere in any material respect with the present use and have not arisen other than in the ordinary course of business ("Permitted Encumbrances"). All tangible assets and properties which are part of the Assets are in good operating condition and repair, ordinary wear and tear excepted, and are usable in the ordinary course of business and conform in all material respects to all applicable regulations (including Environmental Laws (as defined herein)) relating to their use and operation.

     3.6.  Financial Statements.
           --------------------

           (a) The audited combined balance sheets of Stone and Ashland dated as of December 31, 1997 and the reviewed combined balance sheets of Stone and Ashland dated as of December 31,1996 and 1995, respectively, and the unaudited combined balance sheets of Stone and Ashland for the three-month period ended March 31, 1998 (the balance sheets dated 1997, 1996, 1995 and March 31, 1998, the "1997 Balance Sheets," the "1996 Balance Sheets", the "1995 Balance Sheets" and the March 31, 1998 Balance Sheet, respectively, or collectively, the "Balance Sheets") were prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied (excluding footnotes and year-end adjustments) and fairly present the financial condition of Stone and Ashland in all material respects as of their respective dates. Neither Stone nor Ashland had any material liabilities of any nature as of such respective dates, whether absolute, accrued, asserted or unasserted or contingent or whether due or to become due which should have been recorded or reserved for on the Balance Sheets and were not so recorded or reserved.

           (b) The audited combined statements of earnings and retained earnings and statements of cash flows of Stone and Ashland for the fiscal year ended December 31, 1997 and the reviewed combined statements of earnings and retained earnings and statements of cash flows of Stone and Ashland for the fiscal year ended December 31, 1996 and 1995, respectively, and the unaudited combined income statements of Stone and Ashland for the three-month period ended March 31, 1998, were prepared in accordance with GAAP consistently applied (excluding footnotes and year-end adjustments), and both fairly present the results of operations, changes in shareholder's equity and, where applicable, the cash flows of Stone and Ashland in all material respects for each such period.

           (c) Copies of the financial statements described in Sections 3.6(a) and (b) hereof in draft form have been provided to City or its representatives.

     3.7.  Books and Records. Stone and Ashland have made and kept (and given
           -----------------
City and its representatives access to) all books and records and accounts, which, in reasonable detail, accurately and fairly reflect all material activities of Stone and Ashland. The minute books of Stone and Ashland accurately and adequately reflect all material action taken by the shareholders, board of directors and committees of the board of directors of Stone and Ashland.

The copies of the stock records of Stone and Ashland are true, correct and complete, and accurately reflect all transactions effected in Stone's and Ashland's stock through and including the date hereof. Neither Stone nor Ashland has engaged in any material transaction, maintained any bank account or used any material amount of corporate funds except for the transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of Stone and Ashland.

     3.8.  Litigation.  Except as set forth on Schedule 3.8, there is no claim,
           ----------
action, suit, proceeding, or investigation pending or, to the best knowledge of Stone or Ashland, after a search of the information contained in its files relating to pending litigation, threatened against Stone or Ashland or their respective directors, officers, agents or employees (in their capacities as such), or any properties or rights of Stone or Ashland. There are no orders, writs, injunctions or decrees currently in force against Stone or Ashland or their respective directors, officers, agents or employees (in their capacities as such) with respect to the conduct of the Business.

     3.9.  Licenses and Permits; Compliance with Laws.  Stone and Ashland each
           ------------------------------------------
owns, holds or possesses all material licenses and permits necessary to entitle it to use its corporate name, to own or lease, operate and use its assets and properties and to carry on and conduct its business and operations as presently conducted (the "Licenses and Permits"). Neither Stone nor Ashland is in violation of or default under any Licenses or Permits or any judgment, order, writ, injunction or decree of any court or administrative agency issued against it or any law, ordinance, rule or regulation applicable to it, except for such violations or defaults which would not singly or in the aggregate have a Material Adverse Effect. The conduct of business of each of Stone and Ashland has been and is in compliance with all applicable laws, statutes, ordinances and regulations, the violation of which would not singly or in the aggregate have a Material Adverse Effect. Neither Stone nor Ashland has received any notice asserting a failure to comply with any law, statute, ordinance, regulation, rule or order of any foreign, federal, state or local government or any other governmental department or agency.

     3.10.  Tax Matters.
            -----------

           (a) For purposes of this Agreement, (i) "Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, capital stock, franchise, profits, withholding, social security, unemployment, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, (ii) "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, (iii) "Income Tax" means any federal, state, local or foreign tax calculated or assessed with respect to income, including any interest, penalty or addition thereto, whether disputed or not, and (iv) "Income Tax Return" means any return, declaration, report, claim for refund or information return or statement relating to Income Taxes, including any schedule or attachment thereto, and including any amendment thereof.

           (b) Each of Stone and Ashland has timely filed, or caused to be timely filed, all Tax Returns that it was required to file, taking into account any applicable extensions of time with which to file any such Tax Returns. All such Tax Returns were correct and complete in all material respects. All Taxes owed by Stone or Ashland (whether or not shown on any Tax Return) have been paid or accrued on the Balance Sheets, the March 31, 1998 Balance Sheet or otherwise will be properly accrued as of the end of the month immediately preceding the Closing Date. Except as set forth on Schedule 3.10, neither Stone nor Ashland is currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where Stone or Ashland does not file Tax Returns that Stone or Ashland is or may be subject to taxation by that jurisdiction. There are no liens on any of the Assets of Stone or Ashland that arose in connection with any failure (or alleged failure) to pay any Tax.

           (c) Each of Stone and Ashland has withheld and paid all material Taxes required to have been withheld and paid by it in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

           (d) There is no dispute or claim concerning any Tax liability of Stone either (i) claimed or raised by any authority in writing or (ii) of which Stone or Ashland has knowledge. To the knowledge of Stone, no audit or examination of any Tax Return of Stone or Ashland is currently in progress, and neither Stone nor Ashland has received notice of any proposed audit or examination. Each of Stone and Ashland has furnished to City or its representatives correct and complete copies of all federal income Tax Returns filed by Stone or Ashland, examination reports received by Stone or Ashland with respect to its Income Tax, and statements of deficiencies of Income Tax assessed against or agreed to by Stone or Ashland with respect to the years ended on or after December 31, 1994. Neither Stone nor Ashland has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

           (e) Neither Stone nor Ashland has filed a consent under Section 341(f) of the Code concerning collapsible corporations (or any comparable state income tax provision). Neither Stone nor Ashland has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. Neither Stone nor Ashland is a party to any Tax allocation, sharing or indemnity agreement. Neither Stone nor Ashland has (i) been a member of an affiliated group of corporations filing a consolidated federal Income Tax Return or (ii) has any liability for the Taxes of any person under Reg. Sec. 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.
Schedule 3.10 sets forth all material elections (e.g., accelerated depreciation, Sec. 263(a) regarding the allocation of overhead to inventory, and LIFO election for inventory accounting) in effect as of the date hereof with respect to Taxes affecting Stone or Ashland.

           (f) The unpaid Taxes of Stone or Ashland did not exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent Balance Sheets. Each of Stone and Ashland has made provision, in conformity with GAAP consistently applied, on the Balance Sheets and the interim financial statements for the payment of all Taxes which may subsequently become due with respect to all periods up to and including the respective dates of such statements.

           (g) Stone has been a validly electing S corporation within the meaning of Sections 1361 and 1362 of the Code at all times since the respective dates reflected on Schedule 3.10, and Stone will be an S corporation up to and including the Closing Date. No Income Taxes will be payable by Stone or Ashland with respect to the taxable year beginning on January 1, 1998 and ending on the day immediately preceding the Closing Date.

           (h) Stone has not, in the past ten (10) years, (i) acquired assets from another corporation in a transaction in which Stone's Tax basis for the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor or (ii) acquired the stock of any corporation which is a qualified subchapter S subsidiary.

     3.11.  Brokers, Finders.  Except as set forth on Schedule 3.11, neither
            ----------------
Stone nor Ashland has not retained any broker or finder in connection with the transactions contemplated herein, and is not obligated and has not agreed to pay any brokerage or finder's commission, fee or similar compensation.

     3.12.  Absence of Certain Changes or Events.
            ------------------------------------

           (a) Except as otherwise contemplated by this Agreement or as set forth on Schedule 3.12, since December 31, 1997, each of Stone and Ashland has conducted its business in the ordinary course, has not done or permitted to be done anything described in Sections 5.6(a) through (r) hereof, and there has not occurred with respect to Stone or Ashland:

                (i) any material adverse effect on the Business, operations, Assets, results of operations or financial condition of Stone or Ashland, taken as a whole (excluding effects or changes resulting from consequential general industry wide changes in the national or international economy) ("Material Adverse Effect");

                (ii) any revaluation of assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable, other than in the ordinary course of business consistent with past practices;

                (iii) any payment, discharge or satisfaction of any liabilities or obligations, other than in the ordinary course of business;

                (iv) any incurrence of liabilities, except liabilities incurred in the ordinary course of business, or increase or change in any assumptions underlying or methods of calculating, any doubtful account contingency or other reserves;

                (v) any capital expenditure (other than in the ordinary course of business consistent with past practice), the execution of any lease or the incurring of any obligation to make any capital expenditure (other than in the ordinary course of business consistent with past practice);

                (vi) the failure to pay or satisfy when due any liability, except where the failure would not have a Material Adverse Effect, or (ii) except where there is a bona fide dispute as to the nature or amount of such liability and adequate reserves in accordance with GAAP are reflected in the applicable financial statements;

                (vii) any Assets (whether real, personal or mixed, tangible or intangible) becoming subject to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, except in the ordinary course of business;

                (viii) the disposition or lapsing of any Proprietary Rights (as defined below) or any disposition or disclosure to any third party of any Proprietary Rights not theretofore a matter of public knowledge;

                (ix) any cancellation or waiver of any material claims or rights of value, or any sale, lease, transfer, assignment, distribution or other disposition of any assets, except for sales of finished goods inventory in the ordinary course of business, or any disposal of any material assets for any amount to Stone or Ashland, other than in the ordinary course of business consistent with past practices;

                (x) an amendment, cancellation or termination of any contract, commitment, agreement, lease, transaction or Permit relating to assets or the business or entry into any contract, commitment, agreement, lease, transaction or Permit which is not in the ordinary course of business, including, without limitation, any employment or consulting agreements;

                (xi) any bonus paid or promised, an increase in the base compensation, or other payment or loan to any director, officer or employee, whether now or hereafter payable or granted (other than bonuses and increases in base compensation to non-executive employees in the ordinary course consistent in timing and amount or method with past practices), or entry into or variation of the terms of any employment or incentive agreement with any such person except as set forth on Schedule 3.12;

                (xii) a material adverse change in employee relations which has or is reasonably likely to have an adverse effect on the productivity, the financial condition, results of operations or business or the relationships between the employees of Stone or Ashland and the management of Stone or Ashland;

               (xiii) any change in any method of accounting or keeping books of account or accounting practices;

               (xiv) any damage, destruction or loss of any asset, whether or not covered by insurance, which has had or would have a Material Adverse Effect.

               (xv) the issuance, delivery or sale of any equity securities, or alteration in terms of any outstanding securities issued by it or any increase in its indebtedness for borrowed money (other than borrowings under its revolving credit facility in the ordinary course of business);

               (xvi) the declaration, payment or setting aside for payment any dividend or other distribution (whether in cash, stock or property or otherwise), the redemption, purchase or other acquisition of any shares of stock of Stone or Ashland, or the creation of any securities convertible into or exchangeable for any shares of stock of Stone or Ashland or any options, warrants or other rights to purchase or subscribe to any of the foregoing (other than distributions to the Existing Shareholders to enable them to pay Income Tax on income arising out of the Business and to enable the Existing Shareholders to make their required note payments to Fred A. Stone, Sr.);

               (xvii) the adoption of any plan of liquidation or resolutions providing for the liquidation, dissolution, merger, consolidation or other reorganization;

               (xviii) the existence of any other event or condition which, in any one case or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect; or

           (b) an agreement to do any of the things described in the preceding clauses (i) - (xviii) other than as expressly provided for herein.

     3.13.  Material Contracts.  Schedule 3.13 sets forth a complete and correct
            ------------------
list of all the Material Contracts to which Stone or Ashland is a party. As used in this Agreement, "Material Contracts" means:

           (a)  all contracts not made in the ordinary course of business;

           (b) all leases or other agreements under which Stone or Ashland is a lessor or lessee of any real property or any machinery, equipment, vehicle or other tangible personal property owned by a third party and used in the business of Stone or Ashland, which entails annual payments, in the case of any such lease or agreement, in excess of $5,000;

           (c) all options with respect to any property, real or personal, whether Stone or Ashland shall be the grantor or grantee thereunder;

           (d) all distribution, franchise, license, technical assistance, sales, commission, consulting, agency or advertising contracts related to assets or the business and which are not cancelable on thirty (30) calendar days notice;

           (e) all mortgages, indentures, security agreements, pledges, notes, loan agreements or guaranties relating to Stone or Ashland in a principal amount (or with maximum availability) in excess of $15,000;

           (f) all contracts and agreements to which Stone or Ashland is a party and which are (i) outstanding contracts with its officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors, sales agents or dealers of Stone or Ashland other than purchase orders made by any customer of Stone or Ashland in the ordinary course of business and contracts which by their terms are cancelable by Stone or Ashland with notice of not more than 30 days and without cancellation penalties or severance payments, in the case of any such contract, in excess of $5,000, (ii) collective bargaining agreements of Stone or Ashland which relate to the business of Stone or Ashland, and (iii) pension, profit-sharing, bonus, retirement, stock option or employee benefit plans or other similar plans or arrangements of Stone or Ashland;

           (g) any covenant not to compete or similar restriction on Stone or Ashland;

           (h) any contract with the United States, state or local government or any agency or department thereof, involving expenditures or liabilities in excess of $5,000; or

           (i) any contract or agreement (other than purchase orders for the sale or purchase of inventory and equipment in the ordinary course of business) providing for the receipt or payment (whether the obligations are fixed or contingent) of $5,000 or more after the date of this Agreement which are not cancelable on thirty (30) calendar days notice without penalty, including, without limitation, agreements calling for penalties or payments upon voluntary termination or withdrawal by Stone or Ashland.

Stone and Ashland has furnished or will furnish to City or its representatives true and correct copies of all Material Contracts prior to the Closing, including all amendments and supplements thereto.

     3.14.  Proprietary Rights.
            ------------------

           (a) Schedule 3.14 lists the material patents, trademarks (whether registered or unregistered), service marks, trade names, service names, brand names, logos and copyrights (collectively, the "Proprietary Rights") for Stone and Ashland. Schedule 3.14 also sets forth: (i) for each patent, the number, normal expiration date and subject matter for each country in which such patent has been issued, or, if applicable, the application number, date of filing and subject matter for each country, (ii) for each trademark, the application serial number or registration number, the class of goods covered and the expiration date for each country in which a trademark has been registered and (iii) for each copyright, the number and date of filing for each country in which a copyright has been filed. The Proprietary Rights listed in Schedule 3.14 are all those used by Stone and Ashland in connection with is business. Neither Stone nor Ashland owns, controls or otherwise has any interest in any patents or pending patent applications.

            (b) Neither Stone nor Ashland has entered into an agreement to compensate any person for the use of any such Proprietary Rights nor has Stone or Ashland granted to any person any license, option or other rights to use in any manner any of its Proprietary Rights, whether requiring the payment of royalties or not.

           (c) To the best knowledge of Stone or Ashland, Stone and Ashland has a valid right to use each of the Proprietary Rights, and the Proprietary Rights will not cease to be valid rights of Stone or Ashland by reason of the execution, delivery and performance of this Agreement, the Ancillary Agreements or the consummation of the transactions contemplated hereby and thereby.
Neither Stone nor Ashland has received any notice of invalidity or infringement of any rights of others with respect to such trademarks. No other person (i) to the best knowledge of Stone or Ashland after a search of its files relating to intellectual property (excluding any search of records generally available to the public), has the right to use any trademarks of Stone or Ashland on the goods on which they are now being used either in identical form or in such near resemblance thereto as to be likely, when applied to the goods of any such person, to cause confusion with such trademarks or to cause a mistake or to deceive, (ii) has notified Stone and Ashland that it is claiming any ownership of or right to use such Proprietary Rights, or (iii) to the best knowledge of Stone or Ashland, is infringing upon any such Proprietary Rights in any way. To the best knowledge of Stone or Ashland after a search its files relating to intellectual property (excluding any search of records generally available to the public), the use by Stone and Ashland of any Proprietary Rights does not and will not conflict with, infringe upon or otherwise violate the valid rights of any third party in or to such Proprietary Rights, and no Action has been instituted against or notices received by Stone or Ashland that are presently outstanding, alleging that such use of the Proprietary Rights infringes upon or otherwise violates any rights of a third party in or to such Proprietary Rights.

     3.15.  Labor Matters.  Neither Stone nor Ashland is a party to any labor
            -------------
agreement with respect to its employees with any labor organization, union, group or association, and there are no employee unions (nor any other similar labor or employee organizations) under local statutes, custom or practice. Neither Stone nor Ashland has experienced any attempt by organized labor or its representatives to make it conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover the employees of Stone or Ashland. There is no labor strike or labor disturbance pending or, to the best knowledge of Stone, threatened against Stone or Ashland, nor is any grievance currently being asserted, and neither Stone nor Ashland has experienced a work stoppage or other labor difficulty, and is not and has not engaged in any unfair labor practice. Without limiting the foregoing, to the best knowledge of Stone or Ashland, Stone and Ashland is in compliance with the Immigration Reform and Control Act of 1986. Each of Stone and Ashland maintains a current Form I-9, as required by such Act, in the personnel file of each employee hired after November 9, 1986.

     3.16.  Consents. Except for the filing required under the Hart-Scott-Rodino
            --------
Antitrust Improvements Act of 1976, as amended (the "H-S-R Act"), and as set forth on Schedule 3.16, no consent, approval, authorization, order, filing, registration or qualification (each, a "Consent") of or with any court, governmental authority or third person is required to be made or obtained by Stone or Ashland in connection with the execution and delivery of this Agreement, the Ancillary Agreements or the consummation by Stone or Ashland of the transactions contemplated herein and therein, which Consent(s), if not obtained, would have a Material Adverse Effect.

     3.17.  Employee Benefit Plans; Employment Agreements.
            ---------------------------------------------

           (a) Schedule 3.17 hereto sets forth a complete and correct list of all (i) employment contracts, employment arrangements and other arrangements that provide benefits to employees or former employees of Stone and Ashland and that are not Plans (as defined below) (collectively, the "Employment Contracts"), (ii) all "employee welfare benefit plans" or "employee pension benefit plans," as such terms are defined in Sections 3(1) and 3(2), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which are maintained, administered or contributed to by Stone and Ashland and cover employees or former employees of Stone and Ashland or under which Stone and Ashland could incur any liability (collectively, the "Plans"). Each of Stone and Ashland has furnished or will furnish to City or its representatives, true and correct copies of instruments evidencing all such Employment Contracts and the Plans, all as amended to date.

           (b) None of the Plans is a "multiemployer plan" as such term is defined in Section 3(37) or Section 4001(1)(a)(3) of ERISA. In the past six years, neither Stone nor Ashland has maintained, sponsored, or been required to contribute to, withdrawn from (either completely or partially), or incurred any unpaid withdrawal liability (as defined in Section 4201, 4063 or 4064 of ERISA) with respect to, any "multiemployer plan," as such term is defined in Section 3(37) or Section 4001(1)(a)(3) of ERISA.

           (c) The Plans have been administered in compliance in all material respects with their terms and with all filings, reporting, disclosure, and other requirements of ERISA, the Code and any other applicable law. Each Plan (together with its related funding instrument) which is an "employee pension benefit plan," as such term is defined in Section 3(2) of ERISA (such Plans, the "Pension Plans"), and which is intended to be qualified under the Code, is qualified under Section 401 of the Code and the regulations issued thereunder, and each such Plan and its related funding instrument is a prototype plan in respect of which a favorable determination letter has been issued by the Internal Revenue Service to the sponsor holding that the terms of such prototype Plan and funding instrument satisfy the qualification requirements of the Code.

          (d) Neither Stone, Ashland or to the knowledge of Stone or Ashland, any of its respective employees or directors, or plan fiduciary of any of the Plans, have engaged in any transaction in violation of Section 406(a) or (b) of ERISA or any "prohibited transaction" (as defined in Section 4975(c)(1) of the Code) for which no exemption exists under Section 4975(d) of the Code, and, to the knowledge of Stone or Ashland, no "reportable event" (as defined in Section 4043 of ERISA and the regulations promulgated thereunder), other than such as may arise out of the consummation of the transactions contemplated by this Agreement, has occurred in connection with any Plan.

           (e) Other than routine claims for benefits made in the ordinary course of business, there are no pending claims, investigations or causes of action ("Claims") and to the best knowledge of Stone or Ashland, no such Claims are threatened against any Plan or fiduciary of any such Plan by any participant, beneficiary or governmental agency with respect to the qualification or administration of any such Plan.

           (f) Each of Stone and Ashland has provided to City or its representatives a copy of the Plans, related trust agreements and all amendments thereto together with the annual reports required to be filed during the last three years (Form 5500, including Schedule B thereto). Each of Stone and Ashland has provided to City or its representatives with true and complete age, salary, service and related data for employees, former employees entitled to benefits under each Pension Plan as of the Closing Date.

           (g) None of the Plans is subject to minimum funding requirements of ERISA or Section 412 of the Code. Neither Stone nor Ashland has not, in the past six years, maintained, sponsored, contributed to or been obligated to contribute to any "employee pension benefit plan," as such term is defined in
Section 3(2) of ERISA which is, or at any time in the past six years was, subject to the minimum funding requirements of ERISA or Section 412 of the Code.

          (h) Stone and Ashland and the entities required to be aggregated with them under Sections 414(b), (c), (m) and (o) of the Code (the "Stone ERISA Affiliates") have not incurred any liability to the PBGC or any Pension Plan under Title IV of ERISA that could become a liability of City. No Stone ERISA Affiliate will incur any liability under Section 411(d)(3) of the Code for vested accrued benefits arising from a partial termination of any Pension Plan prior to the Closing Date.

           (i) All amounts required to be contributed to any Pension Plan by Stone or Ashland will, as of the Closing Date, have been paid or properly accrued on the books of Stone. Any amounts required to be accrued as expenses in accordance with applicable pension accounting requirements through the Closing Date have been or will be properly recorded on the books of Stone as of the Closing Date. Each of Stone and Ashland shall either contribute or accrue on its respective books the amount of any employer matching contributions or discretionary contributions (in an amount determined in accordance with Stone's or Ashland's past practices) to any Pension Plan which in the ordinary course of business would be contributed for or attributable to the period for the calendar quarter prior to the Closing Date.

           (j) To the best knowledge of Stone or Ashland, no condition exists and no event has occurred which (i) would constitute grounds for termination by the PBGC of any Pension Plan, or (ii) after a review of its files maintained with respect to benefit plans, has caused or would give rise to a partial termination of any Pension Plan.

           (k) None of the assets of the Pension Plans are invested in property constituting employer real property or employer securities (within the meaning of Section 407(d) of ERISA).

           (l) Neither the execution and delivery of this Agreement, the Ancillary Agreements nor any of the transactions contemplated herein and therein, will terminate or modify, or give a third person a right to terminate or modify, the provisions or terms of any Employment Contract or Plan (including employment agreements) and will not constitute a stated triggered event under any Employment Contract or Plan or any other agreement with any person or entity that will result in any payment or the acceleration of the right to receive any payment (including parachute payments, severance payments or any similar payments) that would not be deductible becoming due to any employees of Stone and Ashland.

           (m) Except as required by COBRA, neither Ashland, Stone nor any Plan which is a "welfare benefit plan," as such term is defined in Section 3(1) of ERISA has any present or future obligation to provide medical or other welfare benefits to, or to make any payment to or with respect to medical or other welfare benefits of any former employee of Stone, Ashland or any ERISA Affiliate.

           (n) No Stone ERISA Affiliate has incurred any liability with respect to which Stone or Ashland has incurred or could incur any liability.

     3.18.  Compliance With Environmental Laws.
            ----------------------------------

           (a)  Definitions. The following terms, when used in this Section 3.18
                -----------
shall have the following meanings. Any of these terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

               (i) "Stone," for the purposes of this Section, shall mean Stone or Ashland. "Predecessors", for the purposes of this Section, shall mean all partnerships, joint ventures and other entities or organizations in which Stone or Ashland was at any time or is a partner, joint venturer, member or participant and all predecessor or former corporations, partnerships, joint ventures, organizations, businesses or other entities, whether in existence as of the date hereof or at any time prior to the date hereof, the assets or obligations of which have been acquired or assumed by Stone or Ashland or to which Stone or Ashland has succeeded.

               (ii) "Release" shall mean and include any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment or the workplace of any hazardous substance, and otherwise as defined in any Environmental Law.

               (iii) "Hazardous Substance" shall mean any pollutant, contaminant, chemical, waste and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical or chemical compound or hazardous substance, material or waste, whether solid, liquid or gas, including, without limitation, any quantity of asbestos in any form, urea formaldehyde, PCB's, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products or derivatives, radioactive substance or material, pesticide waste waters, sludges, slag and any other substance, material or waste that is subject to regulation, control or remediation under any Environmental Laws.

               (iv) "Environmental Laws" shall mean all Regulations which regulate or relate to the protection or clean-up of the environment, the use, treatment, storage, transportation, generation, manufacture, processing, distribution, handling or disposal of, or emission, discharge or other release or threatened release of, Hazardous Substances (whether, gas, liquid or solid), the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources, or the health and safety of persons or property, including without limitation protection of the health and safety of employees. Environmental Laws shall include, without limitation, the Federal Insecticide, Fungicide, Rodenticide Act, Resource Conservation & Recovery Act, Clean Water Act, Safe Drinking Water Act, Atomic Energy Act, Occupational Safety and Health Act, Toxic Substances Control Act, Clean Air Act, Comprehensive Environmental Response, Compensation and Liability Act, Emergency Planning and Community Right-to-Know Act, Hazardous Materials Transportation Act and all analogous or related federal, state or local law, each as amended.

               (v) "Environmental Conditions" means the Release of a Hazardous Substance (whether or not upon any Facility or former Facility or other property and whether or not the Release constituted at the time thereof a violation of any Environmental Law) as a result of which Stone has or may become liable to any person or by reason of which any Facility or any of the assets of Stone may suffer or be subjected to any lien.

           (b)  Notice of Violation. Except as set forth on Schedule 3.18, Stone
                -------------------
and, to the knowledge of Stone, Predessors, have not received a notice of alleged, actual or potential responsibility for, or any inquiry or investigation regarding, (i) any Release or threatened Release of any Hazardous Substance at any location, whether at the Facilities, the former Facilities or otherwise or
(ii) an alleged violation of or non-compliance with the conditions of any Permit required under any Environmental Law or the provisions of any Environmental Law. Stone and, to its knowledge, Predecessors, have not received notice of any other claim, demand or Action by any individual or entity alleging any actual or threatened injury or damage to any person, property, natural resource or the environment arising from or relating to any Release or threatened Release of any Hazardous Substances at, on, under, in, to or from any Facilities or former Facilities, or in connection with any operations or activities of Stone.

           (c)  Environmental Conditions.  To the knowledge of Stone, there are
                ------------------------
no present or past Environmental Conditions at any Facility or former Facility, except as disclosed in any report described on Schedule 3.18.

           (d)  Environmental Audits or Assessments.  True, complete and correct
                -----------------------------------
copies of the written reports, and all parts thereof, including any drafts of such reports if such drafts are in the possession or control of Stone, of all environmental audits or assessments which have been conducted at any Facility or former Facility within the past five years, either by Stone or any attorney, environmental consultant or engineer engaged by Stone for such purpose, have been delivered to City or its representatives and a list of all such reports, audits and assessments and any other similar report, audit or assessment of which Stone has knowledge is included in Schedule 3.18 hereto.

           (e)  Indemnification Agreements.  To the knowledge of Stone after a
                --------------------------
review of its lease and acquisition files, Stone is not a party, whether as a direct signatory or as successor, assign or third party beneficiary, or otherwise bound, to any lease or other contract (excluding insurance policies disclosed on the Schedule) under which Stone is obligated by or entitled to the benefits of, directly or indirectly, any representation, warranty, indemnification, covenant, restriction or other undertaking concerning Environmental Conditions.

           (f) Releases or Waivers.  To the knowledge of Stone after a review
               -------------------
of its lease and acquisition files, Stone has not released any other person from any claim under any Environmental Law or waived any rights concerning any Environmental Condition.

           (g)  Notices, Warnings and Records.  To the knowledge of Stone, Stone
                -----------------------------
has given all notices and warnings, made all reports, and has kept and maintained all records required by and in compliance with all Environmental Laws.

     3.19.  Certain Business Relationships with the Existing Shareholders.
            -------------------------------------------------------------
Except as set forth on Schedule 3.19, none of Existing Shareholders owning more than 5% of its outstanding voting securities of Stone have been involved in any business arrangement or relationship with Stone or Ashland within the past 12 months, and none of Existing Shareholders own any assets, tangible or intangible, which are used in the Business.

     3.20.  Undisclosed Liabilities. To the best knowledge of Stone or Ashland
            -----------------------
after a search of their respective files relating to pending litigation and outstanding debt for borrowed money, neither Stone nor Ashland has any liabilities or obligations, whether accrued, absolute, contingent or otherwise except (i) to the extent reflected or reserved for on the Balance Sheets, (ii) liabilities or obligations incurred in the normal and ordinary course of business of Stone since December 31, 1997, (iii) liabilities or obligations disclosed in Schedule 3.20 hereto and in the other Schedules attached hereto, or
(iv) liabilities or obligations disclosed elsewhere in this Agreement. Notwithstanding the foregoing, Ashland has no obligations secured by liens in favor of Southern National Bank, and Stone has no obligation subject to a mechanics' or similar lien in favor of Champion Systems, Inc.

     3.21.  Insurance. Schedule 3.21 contains a complete and accurate list of
            ---------
all policies or binders of fire, liability, title, worker's compensation, product liability and other forms of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums, a general description of the type of coverage maintained by Stone or Ashland on its respective (i) businesses, (ii) assets or (iii) employees as presently maintained and a list prepared by the insurance broker of Stone and Ashland of all such policies or binders for all times since December 31, 1991 for Stone, and for all times since September 1, 1995 for Ashland. All insurance coverage applicable to Stone, Ashland or the Business or Assets is in full force and effect provides coverage as may be required by applicable law and by any and all contracts to which Stone or Ashland is a party. There is no default under any such coverage nor has there been any failure to give notice or present any claim under any such coverage in a due and timely fashion. There are no outstanding unpaid premiums except in the ordinary course of business and no notice of cancellation or nonrenewal of any such coverage has been received. There are no outstanding performance bonds covering or issued for the benefit of Stone or Ashland. No insurer has advised Stone or Ashland that it intends to reduce coverage, increase premiums or fail to renew existing policy or binder.

     3.22.  Accounts Receivable. The accounts receivable set forth on the 1997
            -------------------
Balance Sheet, and all accounts receivable arising since the date of the 1997 Balance Sheet, represent bona fide claims of Stone and Ashland against debtors for sales, services performed or other charges arising on or before the date hereof, and all the goods delivered and services performed which gave rise to said accounts were delivered or performed in accordance with the applicable orders, contracts or customer requirements. To the knowledge of Stone or Ashland, said accounts receivable are subject to no defenses, counterclaims or rights of setoff other than those that have arisen in the ordinary course of business consistent with past experiences which in the aggregate would not have a Material Adverse Effect. The reserves for bad debts on accounts receivable as set forth on the 1997 Balance Sheet have been established by estimates of Stone and Ashland made in the exercise of its business judgment consistent with past practices and in accordance with GAAP.

     3.23.  Inventory. Schedule 3.23 contains a complete and accurate list of
            ---------
all inventory set forth on the 1997 Balance Sheet and the addresses at which such inventory is located. Each of Stone and Ashland has good title to, and unrestricted possession of, all inventory set forth on the 1997 Balance Sheet, free and clear of all liens, mortgage, pledges, encumbrances, and security interests. The inventory as set forth on the 1997 Balance Sheet or arising since the date of the 1997 Balance Sheet was acquired and has been maintained in accordance with the regular business practices of Stone and Ashland, consists in all material respects of items of a quality and quantity usable or salable in the ordinary course of business consistent with past practice, and is valued at reasonable amounts based on the normal valuation policy of Stone and Ashland at prices equal to the lower of cost or market value on a FIFO basis. No material portion of such inventory is obsolete, unusable, slow-moving, damaged or unsalable in the ordinary course of business, except for such items of inventory which have been written down to realizable market value, or for which adequate reserves have been provided, in the 1997 Balance Sheet.

     3.24.  Payments. Neither Stone nor Ashland has, directly or indirectly,
            --------
paid or delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, client, customer, supplier, government official or other party, in the United States or any other country, which is in any manner related to the business, assets or operations of Stone or Ashland, which is, or may be with the passage of time or discovery, illegal under any federal, state or local laws of the United States (including, without limitation, the U.S. Foreign Corrupt Practices' Act) or any other country having jurisdiction. Neither Stone nor Ashland has participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential customers.

     3.25.  Customers, Distributors and Suppliers.  Schedule 3.25 sets forth a
            -------------------------------------
complete and accurate list of the names and addresses of each of Stone and Ashland's (i) ten largest (in terms of dollar volume) customers, distributors and other agents and representatives during Stone and Ashland's last fiscal year, showing the approximate total sales in dollars by Stone or Ashland to such customer during such fiscal year; and (ii) ten (10) largest suppliers during each of Stone and Ashland's last fiscal year, showing the approximate total purchases in dollars by Stone or Ashland from such supplier during such fiscal year. Since the date of the Balance Sheets, neither Stone nor Ashland has received any written communication regarding any adverse change in the business relationship of Stone or Ashland with any customer, distributor or supplier named on Schedule 3.25. Neither Stone nor Ashland has received any written communication from any customer, distributor or supplier named on Schedule 3.25 regarding any intention, and neither Stone nor Ashland has any reason to anticipate that any customer, distributor or supplier intends to terminate or materially reduce purchases from or supplies to Stone or Ashland.

     3.26.  Banking Relationships.  Schedule 3.26 sets forth a complete and
            ---------------------
accurate description of all arrangements that Stone has with any banks, savings and loan associations or other financial institutions providing for checking accounts, safe deposit boxes, borrowing arrangements, and certificates of deposit or otherwise, indicating in each case account numbers, if applicable, and the person or persons authorized to act or sign on behalf of Stone or Ashland in respect of any of the foregoing.

     3.27.  Investment. Stone (i) understands that the Common and Preferred
            ----------
Stock has not been, and will not be as of the Closing Date, registered under the Securities Act, or under any state securities laws, and is being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring the Common and Preferred Stock solely for its own account for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters and an "accredited investor" (as defined under the federal securities laws), (iv) has received information concerning City and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Common and Preferred Stock, and (v) is able to bear the economic risk and lack of liquidity inherent in holding the Common and Preferred Stock.

     3.28.  Material Misstatements Or Omissions.  No representations or
            -----------------------------------
warranties by Stone or Ashland in this Agreement, including, without limitation, the Exhibits and Schedules, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained herein not misleading.

                                  ARTICLE IV.
                    REPRESENTATIONS AND WARRANTIES OF CITY

          City hereby represents and warrants to Stone and Ashland as follows:

     4.1.  Corporate Organization and Standing.  City is a corporation, duly
           -----------------------------------
incorporated and validly existing under the laws of the State of Alabama, with all requisite corporate power and authority to execute and deliver this Agreement, the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby.

     4.2.  Authorization. This Agreement has been duly authorized, executed and
           -------------
delivered by City, and is its valid and binding obligation, enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles limiting the right to obtain specific performance or other equitable remedies, or by applicable bankruptcy or insolvency laws and related decisions affecting creditors' rights generally.

     4.3.  No Conflict or Violation. Neither the execution and delivery of this
           ------------------------
Agreement, the Ancillary Agreements, nor the consummation of the transactions contemplated hereby or thereby, will (i) result in the acceleration of, or the creation in any party of any right to accelerate, terminate, modify or cancel any indenture, contract, lease, sublease, loan agreement, note or other obligation or liability to which City is a party or by which it is bound or to which any of its assets is subject, (ii) conflict with or result in a breach of or constitute a default under any provision of its Certificate of Incorporation or Bylaws (or other charter documents), or a default under or violation of any material restriction, lien, encumbrance or any contract to City is a party or by which it is bound or to which any of its assets is subject or result in the creation of any lien or encumbrance upon any of said assets, (iii) violate or result in a breach of or constitute a default under any judgment, order, decree, rule or regulation of any court or governmental agency to which City is subject, or (iv) violate, conflict with or result in a breach of any applicable federal or state rule or regulation.

     4.4.  Litigation. There are no actions, suits, proceedings or
           ----------
investigations pending, or to City' best knowledge after a review of its files related to litigation, threatened which question the validity of this Agreement or of any action taken or to be taken in connection herewith or the consummation of the transactions contemplated herein.

     4.5.  Brokers, Finders. City has not retained any broker or finder, nor is
           ----------------
obligated or has agreed to pay any brokerage or finder's commission, fee or similar compensation, in connection with the transactions contemplated herein, other than pursuant to the Corporate Development and Administrative Services Agreement by and between City and Brentwood Private Equity LLC.

     4.6.  Approvals, Etc. All consents, approvals, authorizations and orders
           --------------
(corporate, governmental or otherwise) necessary for the due authorization, execution and delivery by City of this Agreement, the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been obtained.

     4.7.  Material Misstatements or Omissions. No representations or warranties
           -----------------------------------
by City in this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements of facts contained herein not misleading.

     4.8.  Stock. The shares of Common Stock and Series B Preferred Stock issued
           -----
to Stone pursuant to this Agreement will be validly issued, fully paid and nonassessable.

     4.9.  Capitalization.  Immediately after the Closing, the total invested
           --------------
capital and the percentage ownership of pre-management shares of City shall be as set forth on Schedule 4.9.

                                  ARTICLE V.
                      CONDUCT OF BUSINESS PENDING CLOSING
                          AND POST-CLOSING COVENANTS

           The Parties each covenant with the others as follows:

     5.1   Further Assurances. Upon the terms and subject to the conditions
           ------------------
contained herein, the Parties agree, both before and after the Closing, (i) to use all reasonable good faith efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement or the Ancillary Agreements, (ii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder, and (iii) to cooperate with each other in connection with the foregoing. Without limiting the foregoing, the parties agree to use their respective good faith reasonable efforts (A) to obtain all necessary waivers, consents and approvals from other parties (including, without limitation, governmental entities) to the consummation of the transactions contemplated by this Agreement, except that no Parties shall be required to engage in litigation or to incur any material costs with respect thereto (other than payment of the H-S-R filing fee by City; (B) to obtain all necessary Permits as are required to be obtained under any regulations; (C) to defend all Actions challenging this Agreement or the consummation of the transactions contemplated hereby; (D) to lift or rescind any injunction or restraining order or other court order adversely affecting the ability of the parties to consummate the transactions contemplated hereby; (E) to give all notices to, and make all registrations and filings with third parties, including, without limitation, submissions of information requested by governmental authorities; and (F) to fulfill all conditions to this Agreement. If not previously done, within five (5) calendar days after the execution and delivery of this Agreement, the Parties shall make all filings required under the H-S-R Act.

     5.2.  No Solicitation and Confidentiality.
           -----------------------------------

           (a) From the date hereof through the Closing or the earlier termination of this Agreement, none of the Parties nor their representatives (including, without limitation, investment bankers, attorneys and accountants) shall, directly or indirectly, enter into, solicit, initiate or continue any discussions or negotiations with, or encourage or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any other way with, any corporation, partnership, person or other entity or group, concerning any sale of all or a portion of Stone, or of any shares of capital stock of Stone, or any merger, consolidation, liquidation, dissolution or similar transaction involving Stone (each such transaction being referred to herein as a "Proposed Acquisition Transaction") other than with (i) another Party hereto and their representatives (ii) as required by law, or (iii) employees of Stone regarding such employees' possible investments in City. Stone shall not, directly or indirectly, through any officer, director, employee, representative, agent or otherwise, solicit, initiate or encourage the submission of any proposal or offer from any person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) or entity relating to any Proposed Acquisition Transaction. Stone represents that it is not now engaged in discussions or negotiations with any party other than City with respect to any of the foregoing.

           (b)  Notification.  Stone and Ashland will immediately notify City if
                ------------
any discussions or negotiations are sought to be initiated, any inquiry or proposal is made, or any information is requested with respect to any Proposed Acquisition Transaction and notify City of the identity of the prospective purchaser or soliciting party.

     5.3.  Disclosures.
           -----------

           (a) Prior to the Closing, none of the Parties shall disclose the details nor the status of the transactions contemplated by this Agreement except
(i) as required by law, (ii) to Larry Clayton and his representatives or (iii) certain vendors of Stone or Ashland.

           (b) Prior to the Closing, the Parties shall agree on the terms of any press releases or other public announcements related to this Agreement and shall consult with each other before issuing any press releases or other public announcements related to this Agreement; provided, however, that any Party may make a public disclosure if in the opinion of such Party's counsel it is required by law to make such disclosure. The Parties agree, to the extent practicable, to consult with each other regarding any such required public announcement in advance thereof.

     5.4.  Notification of Certain Matters.  From the date hereof through the
           -------------------------------
Closing, Stone or Ashland shall give prompt notice to City of (a) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement or in any exhibit or Schedule hereto to be untrue or inaccurate in any material respect and (b) any material failure of Stone or Ashland, or their respective shareholders or representatives, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or any exhibit or Schedule hereto; provided, however, that such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition, Stone shall promptly notify City of any default, the threat or commencement of any Action, or any development that occurs before the Closing that could in any way materially affect Stone, Ashland, the Assets or the Business.

     5.5.  Investigation by City and Its Representatives.
           ---------------------------------------------

           (a) Stone and Ashland shall, and shall cause their respective officers, directors, employees and agents, to afford City and its representatives complete access at all reasonable times and upon reasonable notice to the Facilities, officers, employees, agents, attorneys, accountants, properties, books and records, and contracts of Stone and Ashland, and shall furnish City and its representatives, all financial, operating and other data and information as City through its respective representatives, may reasonably request, including unaudited combined balance sheets and the related statements of earnings and retained earnings and cash flow for each month from the date hereof through the end of the month immediately preceding Closing Date within 15 calendar days after the end of each month, which financial statements shall be in accordance with the books and records of Stone and Ashland and be prepared in accordance with accounting principles and procedures historically used in preparing interim statements, all of which will be unaudited without footnotes and subject to normal year-end adjustments.

           (b) City shall have the right to conduct due diligence of the Leased Real Property, to confirm that all such Leased Real Property are in compliance with environmental and zoning laws and the Americans with Disabilities Act of 1990. City agrees to order Phase I site assessment reports and, if necessary, Phase II site assessment reports for the Leased Real Property. City shall bear the costs of the due diligence which it incurs. Any underground storage tank removal and resulting remediation required by applicable law or any remediation involving environmental conditions existing as of the Closing to the extent caused by Stone, Ashland, the Existing Shareholders or an entity controlled by the Existing Shareholders shall be performed by Stone or Ashland at its expense.

     5.6.  Conduct of Business. From the date hereof through the Closing, Stone
           -------------------
and Ashland shall, except as contemplated by this Agreement, or as consented to by City in writing, operate their respective businesses in the ordinary course of business and in accordance with past practice and will not take any action inconsistent with this Agreement or with the consummation of the Closing. Without limiting the generality of the foregoing, neither Stone nor Ashland shall, except as specifically contemplated by this Agreement or as consented to by City in writing:

           (a)  change or amend its Articles of Incorporation or Bylaws;

           (b) enter into, extend, materially modify, terminate or renew any contract or lease, except in the ordinary course of business;

           (c) sell, assign, transfer, convey, lease, mortgage, pledge or otherwise dispose of or encumber any assets, or any interests therein, except in the ordinary course of business and, without limiting the generality of the foregoing, Stone and Ashland will produce, maintain and sell inventory consistent with its past practices;

           (d) incur any liability for long-term interest bearing indebtedness, guarantee the obligations of others, indemnify others or, except in the ordinary course of business, incur any other liability;

           (e) (i) take any action with respect to the grant of any bonus, severance or termination pay (otherwise than pursuant to policies or agreements of Stone in effect on the date hereof that are described on the Schedules) or with respect to any increase of benefits payable under its severance or termination pay policies or agreements in effect on the date hereof or increase in any manner the compensation or fringe benefits of any employee or pay any benefit not required by any existing Employee Plan or policy;

               (ii) make any change in the key management structure, including, without limitation, the hiring of additional officers or the termination of existing officers;

               (iii) adopt, enter into or amend any Employee Plan, agreement (including, without limitation, any collective bargaining or employment agreement), trust, fund or other arrangement for the benefit or welfare of any employee, except for any such amendment as may be required to comply with applicable Regulations; or

               (iv) fail to maintain all Employee Plans in accordance with applicable Regulations;

           (f) acquire by merger or consolidation with, or merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any material assets or business of any corporation, partnership, association or other business organization or division thereof;

           (g) declare, set aside, make or pay any dividend or other distribution in respect of its capital stock, except for distributions on or about June 15, 1998 to the Existing Shareholders to enable them to pay Income Tax on income arising out of the Business;

           (h) fail to expend funds for budgeted capital expenditures or commitments;

           (i) willingly allow or permit to be done, any act by which any of the Insurance Policies may be suspended, impaired or canceled;

           (j) (i) fail to pay its accounts payable and any debts owed or obligations due to it, or pay or discharge when due any liabilities, in the ordinary course of business, consistent with past practices; or

               (ii) fail to collect its accounts receivable in the ordinary course of business;

           (k) fail to maintain its assets in substantially their current state of repair, excepting normal wear and tear or fail to replace consistent with past practice inoperable, worn-out or obsolete or destroyed assets;

           (l) make any loans or advances to any partnership, firm or corporation, or, except for expenses incurred in the ordinary course of business, any individual;

           (m) make any income tax election or settlement or compromise with tax authorities without providing City with written notice of such election, settlement or compromise;

           (n) fail to comply with all regulations applicable to it, its assets and its business, the violation of which would singly or in the aggregate have a Material Adverse Effect;

           (o) intentionally do any other act which would cause any representation or warranty of Stone or Ashland in this Agreement to be or become untrue in any material respect;

           (p) issue, repurchase or redeem or commit to issue, repurchase or redeem, any shares of its capital stock, any options or other rights to acquire such stock or any securities convertible into or exchangeable for such stock;

           (q) fail to use its good faith reasonable efforts consistent with past practices to (i) retain its employees and (ii) maintain its business so that such employees will remain available to it on and after the Closing Date,
(iii) maintain existing relationships with suppliers, customers and others having business dealings with it and (iv) otherwise preserve the goodwill of its business so that such relationships and goodwill will be preserved on and after the Closing Date;

           (r) enter into any agreement, or otherwise become obligated, to do any action prohibited hereunder.

     5.7.  Non-Compliance With and Termination of This Agreement. This Agreement
           -----------------------------------------------------
may be terminated at any time prior to the Closing as follows:

           (a) by the mutual agreement of Stone and Ashland and City, provided such termination is set forth in writing executed by each Party;

           (b) by City, if any of the conditions specified in Section 6.1 hereof (other than the expiration or other termination of all applicable H-S-R waiting periods) shall not have been met by July 15, 1998 and shall not have been waived in writing by City;

           (c)  by Stone or Ashland, if any of the conditions set forth in
Section 7.1 hereof (other than the expiration or other termination of all applicable H-S-R waiting periods) shall not have been met by July 15, 1998 and shall not have been waived in writing by Stone;

           (d)  if the Closing does not occur by July 15, 1998 for any reason.

If this Agreement is validly terminated pursuant to this Section, this Agreement will forthwith become null and void, except that the provisions of Section 5.3 and Section 9.1 hereof will continue to apply following any such termination; provided, however, no Party will be relieved of any liability that such Party may have to any other Party by reason of such Party's breach of this Agreement.

     5.8.  Covenant Regarding Environmental Remediation and Compliance.
           -----------------------------------------------------------

           (a) Stone agrees to undertake the following actions:

               (i) immediately report to the appropriate regulatory agencies contaminant exceedances identified at the Jones Sausage Road and U.S. Highway 70 facilities, and accept sole responsibility for such exceedances;

               (ii) promptly conduct at Stone's sole cost and responsibility all actions necessary to respond to contamination at the facilities to the satisfaction of the appropriate regulatory agencies; and

               (iii) promptly take all steps reasonably necessary to prevent such contamination from reoccurring, including but not limited to (a) plugging the floor drains, sealing or permanently encasing the bay sump (and prior to Closing and until such sealing or encasing is completed, cease using such sump and covering it with a tarp or similar cover) and pumping out the underground cistern of the Jones Sausage Road facility and (b) modifying operations at the U.S. Highway 70 facility to eliminate exposures of operations at such facility to stormwater, runoff or other Release..

           (b) At Closing, City will retain One Hundred Fifty Thousand Dollars ($150,000) of the Stone Price as security and holdback for the obligations set forth in Section 5.8. Such amount, net of any offsets or deductions necessary to indemnify City for any expenses incurred as a result of Stone's failing to satisfy its obligations under Section 5.8(a), shall be paid to Stone as soon as
Section 5.8(a) has been complied with.

                                  ARTICLE VI.
            CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS BY CITY

           The obligations of City under this Agreement are subject to the fulfillment prior to or at the Closing of each of the following conditions, any one or more of which may be waived by City:

     6.1.  No Injunctive Proceedings. No preliminary or permanent injunction or
           -------------------------
other order (including a temporary restraining order) of any state or federal court or other governmental agency which prevents the consummation of the transactions which are the subject of this Agreement shall have been issued and remain in effect (provided that City has acted in accordance with the requirements of Section 5.1 hereof).

     6.2.  Representations and Warranties; Disclosure Schedule.  The
           ---------------------------------------------------
representations and warranties of Stone and Ashland contained in this Agreement shall be true and correct in all material respects as of the Closing Date, as if made on such date, except as otherwise contemplated by this Agreement.

     6.3.  Performance of Agreements.  Stone and Ashland shall have fully
           -------------------------
performed in all material respects all obligations, agreements, conditions and commitments required to be fulfilled by them pursuant to the terms hereof on or prior to the Closing Date.

     6.4.  Compliance Certificate.  Each of Stone and Ashland shall have
           ----------------------
delivered to City or its representatives, its respective certificates, dated the Closing Date, executed on its behalf by its respective duly authorized representatives, as to the fulfillment of the conditions set forth in Sections
6.2 and 6.3 hereof.

     6.5.  Material Changes.  There shall not have been any Material Adverse
           ----------------
Effect from the date hereof to the Closing Date.

     6.6.  Opinion of Counsel.  City shall have received the opinion of Wyrick
           ------------------
Robbins Yates & Ponton LLP, counsel for Stone and Ashland, in a form reasonably acceptable to City.

     6.7.  Consents, Etc.  The authorizations, consents or approvals of third
           -------------
parties and governmental regulatory authorities necessary in connection with the consummation of the Closing shall have been obtained and be in full force and effect.

     6.8.  Ancillary Agreements. The following agreements (the "Ancillary
           --------------------
Agreements") shall have been executed and delivered by all parties thereto other than City: (i) employment agreements (including noncompete clauses) with Fred A. Stone, Jr. and James T. Stone substantially in the form attached hereto as Exhibit F, (ii) an Amended and Restated Stockholders' Agreement for City substantially in the form attached hereto as Exhibit G; and (iii) real property leases for current locations at which Stone does business between the Stones or an entity controlled by them and City, which will replace leases currently in effect between Stone and the Stones or an entity controlled by them, such leases to be in the form attached hereto and to be initially at the same base rents as in effect for such properties immediately prior to Closing.

     6.9.  Escrow Agreement.  An escrow agreement ("Escrow Agreement") by and
           ----------------
among Stone, City and, substantially in the form attached hereto as Exhibit H, in connection with the holdback escrow arrangement described in Section 8.9 hereof, shall have been executed and delivered.

     6.10. Loans and Advances.  All loans or advances to an Existing Shareholder
           ------------------
by Stone or Ashland or to Stone or Ashland by an Existing Shareholder shall have been repaid in full.

     6.11. Name Change.  Stone and Ashland shall have delivered to City for
           -----------
filing post-Closing an amendment to their respective Articles of Incorporation to change its corporate name so as not to include the words "Stone Heavy Duty," or "Ashland Auto Parts," respectively or any other name or mark that has such a near resemblance thereto as may be likely to cause confusion or mistake to the public, or to otherwise deceive the public.

     6.12. Nonforeign Affidavit.  Each of Stone and Ashland shall furnish to
           --------------------
City an affidavit, stating, under penalty of perjury, its United States taxpayer identification number and that it is not a foreign person, pursuant to Section 1445(b)(2) of the Code.

     6.13. Management Continuity Agreements. All Management Continuity
           --------------------------------
Agreements in effect by and between Stone and its executives shall be terminated prior to Closing, or if not terminated, shall not constitute the Assets and
                                              ---
shall be Excluded Liabilities.

                                 ARTICLE VII.
                CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS
                             BY STONE AND ASHLAND

           The obligations of Stone and Ashland under this Agreement are subject to the fulfillment prior to the Closing of each of the following conditions, any one or more of which may be waived by Stone and Ashland:

     7.1.  No Injunctive Proceedings.  No preliminary or permanent injunction or
           -------------------------
other order (including a temporary restraining order) of any state or federal court or other governmental agency which prevents the consummation of the transactions which are the subject of this Agreement shall have been issued and remain in effect.

     7.2.  Representations and Warranties.  Except as otherwise contemplated by
           ------------------------------
this Agreement, the representations and warranties of City contained in this Agreement shall be true and correct in all material respects as of the Closing Date as if made on such date.

     7.3.  Performance of Agreements; Instruments of Transfer.  City shall have
           --------------------------------------------------
fully performed in all material respects all obligations, agreements, conditions and commitments required to be fulfilled by City on or prior to the Closing Date and shall have tendered to Stone and Ashland, the documents, instruments and certificates required by Article 7 hereof.

     7.4.  Compliance Certificates.  City shall have delivered to Stone and
           -----------------------
Ashland its certificate, dated the Closing Date, executed on its behalf by its President or a Vice President, as to the fulfillment of the conditions set forth in Sections 7.2 and 7.3 hereof.

     7.5.  Ancillary Agreements.  The condition set forth in Section 6.8 hereof
           --------------------
shall be satisfied, except that such documents shall be signed by all parties other than the Existing Shareholders and/or entities controlled by them.

     7.6.  Opinion of Counsel. Stone and Ashland shall have received the opinion
           ------------------
of counsel for City in a form reasonably acceptable to Stone and Ashland.

     7.7.  Amended and Restated Articles of Incorporation.  Prior to Closing,
           ----------------------------------------------
City shall have filed with the Judge of Probate of Jefferson County, Alabama, Amended and Restated Articles of Incorporation, reclassifying its shares of Common Stock, par value $.01 per share, into shares of Common Stock, par value $.01 per share, and shares of Series B Preferred Stock, par value $.01 per share.

                                 ARTICLE VIII.
             ACTIONS BY CITY, STONE AND ASHLAND AFTER THE CLOSING

     8.1.  Collection of Accounts Receivable and Letters of Credit.  At the
           -------------------------------------------------------
Closing, City will acquire hereunder the right and authority to collect all receivables, letters of credit and other items which constitute a part of the Assets, and Stone and Ashland shall within forty-eight (48) hours after receipt of any payment in respect of any of the foregoing, properly endorse and deliver to City any letters of credit, documents, cash or checks or other consideration received on account of or otherwise relating to any such receivables, letters of credit or other items.

     8.2.  Consents to Assignment.  Anything in this Agreement to the contrary
           ----------------------
notwithstanding. this Agreement shall not constitute an agreement to assign any lease, contract or license, or any claim or right or any benefit arising thereunder or resulting therefrom if any attempted assignment thereof, without the consent of a third party thereto, would constitute a breach thereof or in any way adversely affect the rights of Stone or Ashland thereunder. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would affect the rights thereunder so that City would not receive all such rights. Stone and Ashland will cooperate with City, in all reasonable respects, to provide to City with the benefits under any such lease, contract, license, claim or right, including, without limitation, enforcement for the benefit of City of any and all rights of Stone or Ashland against a third party thereto arising out of the breach or cancellation by such third party or otherwise.

     8.3.  Indemnification by Stone, Ashland and the Existing Shareholders.
           ---------------------------------------------------------------
Subject to the provisions of this Article VIII, Stone, Ashland and the Existing Shareholders will jointly and severally indemnify, defend and hold City and its respective stockholders, subsidiaries, officers, directors, employees, agents, successors and assigns, (such indemnified persons are collectively hereinafter referred to as "City's Indemnified Persons"), harmless from and against any and all loss, liability, damage (excluding consequential, indirect special, exemplary and punitive damages) or deficiency (including interest, penalties, judgments, costs of preparation and investigation, and reasonable attorneys'
fees) (collectively, "Losses") that City's Indemnified Persons may suffer, sustain, incur or become subject to arising out of or due to: (a) any inaccuracy of any representation of Stone or Ashland in this Agreement or in any Schedule hereto; (b) the breach of any warranty of Stone or Ashland in this Agreement or any Schedule hereto, (c) environmental liabilities caused by Stone which were not disclosed in the Phase I or Phase II Site Assessment Reports described in
Section 5.5(b) hereof, provided that there will be no liability solely for conditions or actions which were not in violation of law as it exists or was interpreted by relevant judicial or administrative authorities as of the Closing but later become violations of law as a result of changes in law after the Closing, or (d) the nonfulfillment of any covenant, undertaking, agreement or other obligation of the Stone under this Agreement or any Schedule hereto, not otherwise waived by City. "Losses" as used herein is not limited to matters asserted by third parties, but includes Losses incurred or sustained in the absence of third party claims. Payment is not a condition precedent to recovery of indemnification for Losses.

     8.4.  Indemnification by City.  Subject to the provisions of this Article
           -----------------------
VIII, City agrees to indemnify, defend and hold Stone, Ashland, the Existing Shareholders and their respective heirs, representatives, successors and assigns (such persons are hereinafter collectively referred to as "Stone's Indemnified Persons"), harmless from and against any and all Losses that the Stones' Indemnified Persons may suffer, sustain, incur or become subject to arising out of or due to: (a) any inaccuracy of any representation of City in this Agreement or in any Schedule hereto; (b) the breach of any warranty of City in this Agreement or any Schedule hereto; and (c) the nonfulfillment of any covenant, undertaking, agreement or other obligation of City under this Agreement or any Schedule hereto, not otherwise waived by Stone.

     8.5.  Survival of Representations, Warranties and Covenants.  The several
           -----------------------------------------------------
representations, warranties, covenants of the Parties contained in this Agreement or in any document delivered pursuant hereto and the Parties' right to indemnity in accordance with this Article VIII shall survive the Closing Date and shall remain in full force and effect thereafter for a period (the "Effective Period") ending upon the earlier of (i) the 60th day following the delivery of the audited financial statements for the first full fiscal year of City ending after the Closing, or (ii) June 30, 1999, and shall be effective with respect to any inaccuracy therein or breach thereof, notice of which shall have been duly given within the Effective Period in accordance with Section 9.6 hereof, after which Effective Period they shall terminate and be of no further force or effect; provided, however, that the representations and warranties contained in Section 3.10 hereof, relating to tax matters, shall survive for the length of the applicable statute of limitations.

     8.6.  Threshold; Deductible.  Except as provided in this Section 8.6, no
           ---------------------
City's Indemnified Person or Stone's Indemnified Person shall be entitled to any recovery in accordance with this Article 8 unless and until the amount of such Losses suffered, sustained or incurred by such party, or to which such party becomes subject, by reason of such inaccuracy, breach or nonfulfillment exceeds $500,000 and then only to the extent of such excess. Except for willful and intentional fraud, liability for breach of representations and warranties under this Agreement shall not exceed $5,000,000 except that liability of Stone or Ashland for breach of tax representations and warranties or of Section 5.8 hereof or of the last sentence of Section 3.20 shall not be subject to either the $500,000 deductible nor $5,000,000 ceiling; provided, however, any liability of Stone or Ashland for breach of tax representations or warranties arising out of any sales tax audit shall have a $25,000 deductible. Indemnification pursuant to this Agreement shall constitute the sole and exclusive monetary remedy of the Parties with respect to any breach of the representation, warranties, covenants or agreements contained in this Agreement; provided, however, that if indemnification is not available, any Party may pursue any other remedy to the extent that any awards under such remedy does not, in the aggregate with all other indemnification recoveries hereunder, exceed the $5,000,000 cap set forth in this Section 8.6, except in the cases referred to in this Section 8.6 hereof where the cap is not applicable.

     8.7.  Notice and Opportunity to Defend.  If a claim for Losses (a "Claim")
           --------------------------------
is to be made by a party seeking indemnification hereunder, such party seeking indemnification (the "Indemnitee") shall notify the party obligated to provide indemnification (the "Indemnitor") promptly. If such event involves (a) any claim or (b) the commencement of any action or proceeding by a third person, the Indemnitee shall give the Indemnitor written notice of such claim or the commencement of such action or proceeding. Delay or failure to so notify the Indemnitor shall only relieve the Indemnitor of its obligations to the extent, if at all, that it is prejudiced by reasons of such delay or failure. The Indemnitor shall have a period of 30 days within which to respond thereto. If the Indemnitor accepts responsibility or does not respond within such 30-day period, then the Indemnitor shall be obligated to compromise or defend, at its own expense and by counsel chosen by the Indemnitor, such matter, and the Indemnitor shall provide the Indemnitee with such assurances as may be reasonably required by the Indemnitee to assure that the Indemnitor will assume and be responsible for the entire liability at issue, subject to the limitations set forth in Sections 8.5 and 8.6 hereof. If the Indemnitor fails to assume the defense of such matter within said 30-day period, the Indemnitee against which such matter has been asserted will (upon delivering notice to such effect to the Indemnitor) have the right to undertake, at the Indemnitor's cost and expense, the defense, compromise or settlement of such matter on behalf of the Indemnitee. The Indemnitee agrees to cooperate fully with the Indemnitor and its counsel in the defense against any such asserted liability. In any event, the Indemnitee shall have the right to participate at its own expense in the defense of such asserted liability. Any compromise of such asserted liability by the Indemnitor shall require the prior written consent of the Indemnitee, which consent will not be unreasonably withheld and in the event the Indemnitee defends any such asserted liability, then any compromise of such asserted liability by the Indemnitee shall require the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld.

     8.8.  Indemnification Payments through Surrender of City Stock.  At the
           --------------------------------------------------------
Closing, City will deposit into a holdback escrow arrangement $1,330,000 in shares of Common and Preferred Stock of City pursuant to the Escrow Agreement to serve as partial security for the indemnification obligations of Stone and Ashland under this Agreement. Indemnification obligations shall initially be satisfied pursuant to the terms and conditions set forth in the Escrow Agreement until the escrow is exhausted.

     8.9.  Stone Incentive Plans.  City agrees to assume and discharge Stone's
           ---------------------
obligations under the short-term and long-term incentive bonus plans listed on
Schedule 8.9, including the payment of accrued benefits thereunder paid out in accordance with such plans, and not to terminate or amend such plans prior to January 1, 1999, except that such short-term and long-term incentive plans with respect to Fred A. Stone, Jr., James T. Stone and Thomas D. Stone shall not be assumed by City. Each of Fred A. Stone, Jr., James T. Stone and Thomas D. Stone shall receive the benefits accrued through the Closing Date on their respective short-term and long-term incentive plans, to be paid out in accordance with such plans' terms .

     8.10.  Employment Matters and Severance Benefits.  City shall not (i)
            -----------------------------------------
require Gary Baker, Keith McLemore, Jeff McKeown or Don Purcell to relocate outside of the greater Raleigh, North Carolina area nor (ii) decrease the base salary of any of the foregoing individuals for the period of one (1) year following the Closing Date (or, if such a decrease is implemented within one year and any of them resigns within 30 days of his decrease, such individual will be entitled to receive six (6) months base salary as severance pay in that event). In addition, each of the foregoing individuals shall be entitled to receive six (6) months base salary as severance pay if he is terminated by City prior to the end of two years after the Closing Date. To the extent that City establishes a stock option program for its employees, each of the foregoing individuals shall be entitled to participate in such program.

     8.11  Shareholder Representative.
           --------------------------

           (a) Each Existing Shareholder hereby covenants and agrees that James
T. Stone is hereby fully and exclusively authorized, empowered and appointed to serve as his sole representative and agent (the "Existing Shareholder Representative"), to take any and all actions, with respect to the execution, delivery and performance of the Escrow Agreement, dated as of the Closing Date, by and among City, Stone, James T. Stone and SouthTrust Bank ("Escrow Agreement"), and to make any and all decisions and determinations, which may be required or permitted to be taken or made pursuant to any of the provisions of the Escrow Agreement by the Existing Shareholders, to perform all of the obligations of the Existing Shareholders required or permitted to be performed thereunder, and to execute, deliver and perform on behalf of the Existing Shareholders any and all amendments thereto. Any such action, decision or determination taken or made by the Existing Shareholder Representative and any such amendment, shall be absolutely and irrevocably binding on each Existing Shareholder as if such Existing Shareholder had personally taken such action or made such decision or determination in his individual (or, as applicable, fiduciary) capacity.

           (b) Each Existing Shareholder hereby irrevocably makes, constitutes and appoints the Existing Shareholder Representative as his true and lawful proxy and attorney-in-fact, with full power of substitution, to act with respect to the Escrow Agreement. By granting this proxy, the Existing Shareholder hereby revokes any other proxy granted by him to vote or act by written consent with respect to the Escrow Agreement. All power and authority hereby conferred by the Existing Shareholder in this subsection (b) is coupled with an interest and is irrevocable, shall not be terminated by any act of the Existing Shareholder or by operation of law, by death, incapacity or dissolution, by lack of appropriate power or authority, or by the occurrence of any other event or events, and shall be binding upon all beneficiaries, heirs, legatees, distributees, successors, assigns and legal representatives of such Existing Shareholder. If after the execution of the Escrow Agreement, an Existing Shareholder shall die or become incapacitated or cease to have appropriate power or authority, or if any other such event or events shall occur, the Existing Shareholder Representative, acting as provided herein, is nevertheless authorized to act with respect to the Escrow Agreement) in accordance with the terms of the Escrow Agreement as if such death, incapacity, lack of appropriate power or authority or other event or events had not occurred and regardless of notice thereof.

                                  ARTICLE IX.
                                 MISCELLANEOUS

     9.1.  Expenses. Except as otherwise specified in this Agreement, each Party
           --------
hereto shall pay its own legal, accounting, out-of-pocket and other expenses incident to this Agreement and to any action taken by such Party in carrying out the intent and purposes of this Agreement; provided that if this Agreement is terminated, City will reimburse Stone and Ashland for any additional costs of the audit of the 1997 combined financial statements in excess of 105% of the costs of Stone and Ashland for the review of their 1996 financial statements. In addition, if the Closing occurs, City will bear all legal, accounting, out-of-pocket and other expenses of City, Stone and Ashland in connection with this Agreement, including without limitation, the 2 1/2% transaction fee of Duff & Phelps Securities, LLC and will reimburse Stone and Ashland for all out-of-pocket and other expenses previously paid by them in connection with this Agreement.

     9.2.  Notices.  All notices, requests, demands and other communications
           -------
given hereunder (collectively, "Notices") shall be in writing and delivered personally or by overnight courier to the parties at the following addresses or sent by telecopier or telex, with confirmation received, to the telecopy specified below:

               If to Stone or Ashland, addressed to:

               Stone Heavy Duty, Inc.
               P. O. Box 25518
               Raleigh, North Carolina  27611
               Attention:  James T. Stone

               With a copy to:

               Wyrick Robbins Yates & Ponton LLP
               P. O. Drawer 17803
               Raleigh, North Carolina  27619
               Attention:  James M. Yates, Esq.

               If to City, addressed to:

               Brentwood Associates
               11150 Santa Monica Boulevard, Suite 1200
               Los Angeles, California 90025
               Attention:  Christopher A. Laurence

               With a copy to:

               Latham & Watkins
               633 West Fifth Street, Suite 4000
               Los Angeles, CA  90071
               Attention:  Elizabeth A. Blendell, Esq.

All Notices shall be deemed delivered when actually received if delivered personally or by overnight courier, sent by telecopier or telex (promptly confirmed in writing), addressed as set forth above. Each of the Parties shall hereafter notify the other in accordance with this Section 9.2 of any change of address or telecopy number to which notice is required to be mailed.

     9.3.  Counterparts. This Agreement may be executed simultaneously in one or
           ------------
more counterparts, and by different parties hereto in separate counterparts, each of which when executed shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     9.4.  Entire Agreement. This Agreement constitutes the entire agreement of
           ----------------
the Parties with respect to the subject matter hereof and supersedes all prior negotiations, agreements and understandings, whether written or oral, of the Parties.

     9.5.  Headings.  The headings contained in this Agreement and in the
           --------
Schedules and Exhibits hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.6.  Assignment; Amendment of Agreement.  This Agreement shall be binding
           ----------------------------------
upon the respective successors and assigns of the Parties hereto. Except as specifically provided herein, this Agreement may not be assigned by any Party hereto without the prior written consent of all other Parties hereto. This Agreement may be amended only by written agreement of the Parties hereto, duly executed and delivered by an authorized representative of each of the Parties hereto.

     9.7.  Governing Law.  This Agreement shall be governed by and construed and
           -------------
enforced in accordance with the internal laws, and not the laws of conflicts of laws, of the State of Delaware. Each of the parties to this Agreement hereby irrevocably and unconditionally (i) agrees to be subject to, and hereby consents and submits to, the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, (ii) to the extent such party is not otherwise subject to service of process in the State of Delaware, hereby appoints The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, as such party's agent in the State of Delaware for acceptance of legal process and (iii) agrees that service made on such agent shall have the same legal force and effect as if served upon such party personally within the State of Delaware.

     9.8.  Further Assurances.  Each Party agrees that it will execute and
           ------------------
deliver, or cause to be executed and delivered, on or after the date of this Agreement, all such other instruments and will take all reasonable actions as may be necessary in order to consummate the transactions contemplated hereby, and to effectuate the provisions and purposes hereof.

     9.9.  No Third-Party Rights.  Except with respect to the persons or
           ---------------------
beneficiaries of the provisions of Article 8 and Section 8.10, this Agreement is not intended, and shall not be construed, to create any rights in any parties other than Stone, Ashland and City, and no person shall assert any rights as third-party beneficiary hereunder.

     9.10. Non-Waiver.  The failure in any one or more instances of a Party
           ----------
hereto to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said Party of any breach of any of the terms, covenants or conditions of this Agreement shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

     9.11. Severability.  If any term or other provision of this Agreement is
           ------------
invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to affect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     9.12. Incorporation of Exhibits and Schedules.  The Exhibits and Schedules
           ---------------------------------------
hereto are incorporated into this Agreement and shall be deemed a part hereof as if set forth herein in full. References herein to "this Agreement" and the words "herein," "hereof" and words of similar import refer to this Agreement (including its Exhibits and Schedules) as an entirety. In the event of any conflict between the provisions of this Agreement and any such Exhibit or Schedule, the provisions of this Agreement shall control.

     9.13. Knowledge.  As used herein, to the "knowledge" or "best knowledge" or
           ---------
similar phrase means actual knowledge of any Existing Shareholder, any officer of Stone or Ashland and any employee of Stone or Ashland whose job duties include the subject matter in question.

     9.14.  Arbitration.  To the extent that that Parties are unable to resolve
            -----------
their disputes or controversies arising out of or relating to this Agreement, or the performance, breach, validity, interpretation or enforcement of this Agreement, through discussion and negotiation, all disputes and controversies will be resolved by binding arbitration in accordance with rules of the JAMS/Endispute, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. A Party may initiate arbitration by sending written notice of its intention to arbitrate to the other Parties and to the JAMS/Endispute, office located in Atlanta, Georgia. Such written notice will contain a description of the dispute and the remedy sought. The arbitration will be conducted at the offices of the JAMS/Endispute office located in Atlanta, Georgia before an independent and impartial arbitrator (who shall be a retired judge) acceptable to all Parties. The arbitrator shall agree to apply the internal laws of the State of Delaware (without regard to conflicts of laws) in interpreting this Agreement. The arbitrator will have the power to award any party all or any portion of its costs and expenses of arbitration. The decision of the arbitrator will be final and binding on the Parties and their successors and assignees. The Parties intend that this agreement to arbitrate be irrevocable.

                            (Signature Page Follows)

          IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.

CITY TRUCK AND TRAILER PARTS, INC.
an Alabama corporation

By:  /s/ William L. Clayton
     ------------------------------
     William L. Clayton
     President


STONE HEAVY DUTY, INC.,
a North Carolina corporation

By:  /s/ James T. Stone
     ------------------------------
     James T. Stone
     President


ASHLAND AUTOMOTIVE PARTS, INC.,
a South Carolina corporation

By:  /s/ James T. Stone
     ------------------------------
     James T. Stone
     President



/s/ Fred A. Stone, Jr.
----------------------------
Fred A. Stone, Jr.


/s/ James T. Stone
----------------------------
James T. Stone


/s/ Thomas D. Stone
----------------------------
Thomas D. Stone

                                    ANNEX A

          "Assets" shall mean all of the right, title and interest in and to the business, properties, assets and rights of any kind, whether tangible or intangible, real or personal and constituting, or used or useful in connection with, or related to, the Business or in which Stone or Ashland has any interest, including, without limitation, all of the rights, titles and interests of Stone or Ashland in the following:

          (a)  all cash and cash equivalents;

          (b) all accounts and notes receivable (whether current or noncurrent), refunds, deposits, prepayments or prepaid expenses;

          (c)  all contract rights, to the extent transferable;

          (d)  all leases;

          (e)  all leasehold estates, to the extent transferable;

          (f)  all leasehold improvements;

          (g)  all fixtures and equipment;

          (h)  all inventory;

          (i) all books and records, excluding originals of the minute books and other organizational documents;

          (j) all Proprietary Rights relating to the Business, to the extent transferable;

          (k)  all Permits, to the extent transferable;

          (l)  all computers and, to the extent transferable, software;

          (m)  all insurance policies, to the extent assignable; and

          (n) all available supplies, sales literature, promotional literature, customer, supplier and distributor lists, art work, display units, telephone and fax numbers and purchasing records related to the Business.

          (o) all rights under or pursuant to all warranties, representations and guarantees made by suppliers in connection with the Assets or services furnished to Stone pertaining to the Business or affecting the Assets, to the extent such warranties, representations and guarantees are assignable;

          (p) all deposits and prepaid expenses of Stone or Ashland; and

          (q) all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind, against any person or entity, including without limitation any liens, security interests, pledges or other rights to payment or to enforce payment in connection with products delivered by Stone or Ashland on or prior to the Closing Date.

          The Assets do not include the 1996 and 1997 HDA America, Inc. Non
                        ---
Negotiables Certificates of Indebtedness in the original principal amounts of approximately $573,964.28 and $693,461.39, respectively.

                                      A-1